ADDENDUM NO. 2

to the

QUOTA SHARE RETROCESSION AGREEMENT

BY AND BETWEEN

PLATINUM UNDERWRITERS BERMUDA, LTD.

and

PLATINUM UNDERWRITERS REINSURANCE, INC.

DATED AS OF April 1, 2005

IT IS HEREBY MUTUALLY AGREED that effective April 1, 2005, this Quota Share Retrocession Agreement (“Agreement”), dated as of January 1, 2004, by and between Platinum Underwriters Bermuda, Ltd., a Bermuda domiciled insurance company (the “Retrocessionaire”), and Platinum Underwriters Reinsurance, Inc. a Maryland domiciled insurance company (the “Retrocedant”), is amended as follows:

ARTICLE 5 — EXCLUSIONS

The following Exclusion Clauses are attached to and form part of this Agreement:

1.	Nuclear Incident Exclusion Clause – Liability – Reinsurance- U.S.A. (BRMA 35A).

2.	Nuclear Incident Exclusion Clause – Liability – Reinsurance – Canada (BRMA 35D).

3.	Pools, Associations, and Syndicates as per Pools, Associations, and syndicate Exclusion Clause.

4. War Risk Exclusion Clause.

5. Insolvency Funds Exclusion Clause.

6. Business classified by the Retrocedant as Finite Quota Share.

7.	Reinsurance contracts retroceded to Retrocedant by any subsidiary or affiliate of The St. Paul Companies, Inc.

8.	Losses emanating from the Excess of Loss Retrocession Agreement by and between Platinum Re (UK) Limited and Platinum Underwriters Reinsurance, Inc. dated as of April 1, 2005.

All other terms and conditions of this Agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized so to do, on the date set forth below.

Platinum Underwriters Bermuda, Ltd.

By: /s/ Francois Bertrand

Name: Francois Bertrand

Title: Senior Vice President

Date: May 17, 2005

Platinum Underwriters Reinsurance, Inc.

By: /s/ Edward Torres

Name: Edward Torres

Title: Senior Vice President

Date: May 17, 2005